Exhibit 8.1

Name of Subsidiary	Country of Incorporation	Ownership Interest (%)
Simec International, S.A. de C.V.	Mexico	100.00%
Undershaft Investments, N.V.	Curaçao	100.00%
Pacific Steel, Inc.	United States	100.00%
SimRep Corporation and subsidiaries (Republic)	United States	50.22%
Compañía Siderúrgica del Pacífico, S.A. de C.V.	Mexico	99.99%
Coordinadora de Servicios Siderúrgicos de Calidad, S.A. de C.V.	Mexico	100.00%
Comercializadora Simec, S.A. de C.V.	Mexico	100.00%
Industrias del Acero y del Alambre, S.A. de C.V.	Mexico	99.99%
Procesadora Mexicali, S.A. de C.V.	Mexico	99.99%
Servicios Simec, S.A. de C.V.	Mexico	100.00%
Sistemas de Transporte de Baja California, S.A. de C.V.	Mexico	100.00%
Operadora de Metales, S.A. de C.V.	Mexico	100.00%
Operadora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico	100.00%
Administradora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico	100.00%
Operadora de Servicios de la Industria Siderúrgica ICH, S.A. de C.V.	Mexico	100.00%
Arrendadora Simec S.A. de C.V.	Mexico	100.00%
Compañía Siderúrgica de Guadalajara S.A. de C.V.	Mexico	99.99%
Arrendadora Norte de Matamoros, S.A. de C.V. (sold in May, 2011)	Mexico	100.00%
CSG Comercial, S.A. de C.V	Mexico	99.95%
Comercializadora de Productos de Acero de Tlaxcala, S.A. de C.V.	Mexico	99.95%
Siderúrgica de Baja California, S.A. de C.V.	Mexico	99.95%
Corporación Aceros DM, S.A. de C.V. and subsidiaries	Mexico	100.00%
Productos Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico	100.00%
Comercializadora MSAN, S.A de C.V.	Mexico	100.00%
Simec International 2, Inc.	U.S.A.	99.99%
Simec International 3, Inc.	U.S.A.	99.99%
Simec International 4, Inc.	U.S.A.	99.99%
Simec International 5, Inc.	U.S.A.	99.99%
Corporación ASL, S.A. de C.V. (since 2010)	Mexico	99.99%
Simec International 6, S. A. de C. V. (since 2010)	Mexico	100.00%
Acero Transportes San, S. A. de C. V.	Mexico	100.00%
Simec International 7, S. A. de C. V.	Mexico	99.99%
Simec Acero, S. A. de C. V.	Mexico	100.00%
Simec USA, Corp.	United States	100.00%
Pacific Steel Projects, Inc.	United States	100.00%
Simec Steel, Inc.	United States	100.00%
Corporativos G&DL, S.A. de C.V.	Mexico	100.00%
GV do Brasil Industria e Comercio de Aço LTDA.	Brazil	100.00%